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                                                                    Exhibit 10.1
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                     ACCOUNTS RECEIVABLE FINANCING AGREEMENT


     This ACCOUNTS RECEIVABLE FINANCING AGREEMENT (this "Agreement") dated as of March 28, 2001 between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and GENSYM CORPORATION, a Delaware corporation with offices at 52 Second Avenue, Burlington, Massachusetts 01803 ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows.

1.   DEFINITIONS.  In this Agreement:

     "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed to Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "ACCOUNT BALANCE" is the aggregate outstanding Advances made hereunder.

     "ACCOUNT DEBTOR" is as defined in the Code and shall include, without limitation, any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker's acceptance.

     "ADJUSTED QUICK RATIO". A ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.50 to 1.00 on a monthly basis.

     "ADJUSTMENTS" are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

     "ADMINISTRATIVE FEE" is defined in Section 3.4.

     "ADVANCE" is defined in Section 2.2.

     "ADVANCE RATE" is eighty percent (80%), net of any Deferred Revenue, offsets related to each specific Account Debtor, or such other percentage as Bank establishes under Section 2.2, provided, however, that the Bank may include (at its discretion) Deferred Revenue if the Borrower is in compliance with the Financial Performance Covenants set forth in Section 6.5 hereof.

     "APPLICABLE RATE" is a per annum rate equal to twenty-four percent (24.0%).

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "CODE" is the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws, Ch. 106), as may be amended and in effect from time to time.

     "COLLATERAL" is as defined on the attached EXHIBIT "A".
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     "COLLECTIONS" are all funds received by Bank from or on behalf of an
Account Debtor for Financed Receivables.

     "COMPLIANCE CERTIFICATE" is attached as EXHIBIT "B".

     "CURRENT LIABILITIES" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement and other Obligations hereunder, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any subsidiary to a date more than one year from the date of determination, but excluding any subordinated debt.

     "DEFERRED REVENUE" is all amounts received in advance of performance under contracts and not yet recognized as revenue.

     "EVENT OF DEFAULT" is defined in Section 9.

     "FACILITY" is an extension of credit by Bank to Borrower in order to finance Receivables with an aggregate Account Balance not exceeding the Facility Amount.

     "FACILITY AMOUNT" is Two Million Five Hundred Thousand Dollars ($2,500,000.00).

     "Facility Period" is the period beginning on this date and continuing until one year from the date of this Agreement, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower pursuant to the terms of this Agreement.

     "FINANCE CHARGES" is defined in Section 3.2.

     "FINANCED RECEIVABLES" are Receivables which Bank finances by making an Advance in accordance with this Agreement. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

     "FINANCED RECEIVABLE BALANCE" is the total outstanding amount, at any time, of all Financed Receivables.

     "GOOD FAITH DEPOSIT" is described in Section .

     "GUARANTOR" means any future guarantor of the Obligations, to the extent as may hereafter be applicable.

     "Ineligible Receivable" is any Receivable:

          (a)  that is unpaid (90) calendar days after the invoice date; or

          (b) that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy
               Code) or who is generally not paying its debts as they become due; or

          (c) for which there has been any breach of warranty or representation in Section 6 or any breach of any covenant in this Agreement; or

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          (d)  for which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment; or

          (e) that has been modified after the Invoice Transmittal has been delivered to Bank, without Bank's written consent.

     "INSOLVENCY PROCEEDING" are proceedings by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "INVOICE TRANSMITTAL" shows Receivables which Bank may finance and, for each Receivable, includes the Account Debtor's, name, address, invoice amount, invoice date and invoice number and is signed by Borrower's authorized representative.

     "LOCKBOX" is described in Section 6.3(K).

     "OBLIGATIONS" are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Administrative Fee, interest, fees, expenses, reasonable attorneys' fees, or other amounts now or hereafter owing by Borrower to Bank.

     "PERMITTED INDEBTEDNESS" is: (i) Borrower's indebtedness to Bank under this Agreement;
(ii) indebtedness existing on the Closing Date and shown on the Schedule  ; and
(iii) indebtedness to trade creditors incurred in the ordinary course of business.

     "PERMITTED LIENS"   are: (i) Liens existing on the Closing Date and shown
     on the Schedule or arising under this Agreement; and  (ii)   Liens for
     taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests.

     "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed Receivables and investments with maturities of fewer than 12 months determined according to GAAP.

     "RECEIVABLES" are all those accounts, receivables, chattel paper, instruments, contract rights, documents, other rights of payment constituting general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds.

     "RECONCILIATION DAY" is the last calendar day of each month.

     "RECONCILIATION PERIOD" is each calendar month.

2.   FINANCING OF ACCOUNTS RECEIVABLE.

      2.1. REQUEST FOR ADVANCES. During the Facility Period, Borrower may request that the Bank finance Receivables, if there is not an Event of Default. Borrower will deliver an Invoice Transmittal for each Receivable it offers. Bank may rely on information on or with the Invoice Transmittal.

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      2.2. ACCEPTANCE OF ACCOUNTS RECEIVABLE. Bank is not obligated to finance any Receivable. Bank may review any Account Debtor's credit before agreeing to finance any Receivable. When Bank agrees to finance a Receivable, it will extend credit to the Borrower in an amount up to the result of the Advance Rate multiplied by the face amount of the Receivable (the "Advance"). Bank may, in its discretion, change the percentage of the Advance Rate. When Bank makes an Advance, the Receivable becomes a "Financed Receivable." All representations and warranties in Section 6 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists would occur as a result of the Advance. The aggregate amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.

3. COLLECTIONS, FINANCE CHARGES, REMITTANCES AND FEES. The Obligations shall be subject to the following fees and Finance Charges. Fees and Finance Charges may, in Bank's discretion, be charged as an Advance, and shall thereafter accrue fees and Finance Charges as described below. Bank may, in its discretion, charge fees and Finance Charges to Borrower's deposit account maintained with Bank.

      3.1. COLLECTIONS. Collections will be credited to the Financed Receivables Balance, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable and a non Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is not an Event of Default, the excess will be remitted to the Borrower, subject to Section 3.6.

      3.2. FINANCE CHARGES. In computing Finance Charges on the Obligations, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. Borrower will pay a finance charge (the "Finance Charge"), which is equal to the Applicable Rate multiplied by the number of days in the Reconciliation Period divided by 360, which is then multiplied by the outstanding average daily Financed Receivable Balance for that Reconciliation Period.

      3.3. ACCOUNTING. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, and Administrative Fee. If Borrower does not object to the accounting in writing within thirty (30) days it is considered correct. All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

      3.4. ADMINISTRATIVE FEE. On each Reconciliation Date Seller shall pay to Buyer an Administrative Fee equal to One Percent (1.0%) of the face amount of each Financed Receivable first purchased during that Reconciliation Period (the "Administrative Fee").

      3.5. DEDUCTIONS. Bank may deduct fees, Finance Charges, Administrative Fee and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.

      3.6. ACCOUNT COLLECTION SERVICES. All Borrower's Receivables are to be paid to the same address/or party and Borrower and Bank must agree on such address. If Bank collects all Receivables and there is not an Event of Default or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of those collections, Bank will give Borrower the Receivables collections it receives for Receivables other than Financed Receivables and/or amount in excess of the amount for which Bank has made an Advance to Borrower, less any amount due to Bank, such as the Finance Charge, other fees and expenses, or otherwise. This Section 3.6 does not impose any affirmative duty on Bank to do any act other than to turn over amounts. All Receivables and collections are Collateral and if an Event of Default occurs, Bank need not remit collections of Collateral and may apply them to the Obligations.

4.   REPAYMENT OF OBLIGATIONS.

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      4.1. REPAYMENT ON MATURITY. Borrower will repay each Advance on the earliest of: (a) payment of the Financed Receivable in respect which the Advance was made, (b) the Financed Receivable becomes an Ineligible Receivable, (c) when any Adjustment is made to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable is not otherwise an Ineligible Receivable), or (d) the last day of the Facility Period (including any early termination). Each payment will also include all accrued Finance Charges on the Advance and all other amounts due hereunder.

      4.2. REPAYMENT ON EVENT OF DEFAULT. When there is an Event of Default, Borrower will, if Bank demands (or, in an Event of Default under Section 9(B), immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank's option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, reasonable attorneys and professional fees, court costs and expenses, and any other Obligations.

5. POWER OF ATTORNEY. Borrower irrevocably appoints Bank and its successors and assigns it attorney-in-fact and authorizes Bank, regardless of whether there has been an Event of Default, to:

          (A) following the occurrence of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed
     Receivables:

          (B) following the occurrence of an Event of Default, demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank's or Borrower's name, as Bank chooses:

          (C) following the occurrence of an Event of Default, prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document;

          (D) notify all Account Debtors to pay Bank directly;

          (E) receive, open, and dispose of mail addressed to Borrower;

          (F) endorse Borrower's name on check or other instruments (to the extent necessary in the Bank's sole and exclusive discretion to pay amounts owed pursuant to this Agreement);

          (G) execute on Borrower's behalf any instruments, documents, financing statements to perfect Bank's interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined solely and exclusively by the Bank, to protect, preserve, and otherwise enforce the Bank's rights and remedies under this Agreement, as directed by the Bank.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

      6.1. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants for each Financed Receivable:

          (A) Borrower is the owner with legal right to sell, transfer and assign it;

          (B) The correct amount is on the Invoice Transmittal and is not disputed;

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          (C) Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

          (D) It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

          (E) There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount; and

          (F) Borrower reasonably believes such Account Debtor is not insolvent or subject to any Insolvency Proceedings.

6.2. ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

          (A) Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower's organizational documents or constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

          (B) Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

          (C) Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted;

          (D) Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

          (E) Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

          (F) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

6.3. AFFIRMATIVE COVENANTS.  Borrower will do all of the following:

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          (A) Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations.

          (B) Give Bank at least ten (10) days' prior written notice of changes to its name, organization, chief executive office or location of records.

          (C) Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment if requested.

          (D) Provide a written report within sixty (60) days after the invoice date respecting any Financed Receivable (or as and when otherwise directed by the Bank), if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

          (E) Give Bank copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within fifteen (15) days of filing with the Securities and Exchange Commission, while any Financed Receivable is outstanding.

          (F) Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

          (G) Provide Bank with, as soon as available, but no later than thirty
     (30) days following each Reconciliation Period, a company prepared balance sheet and income statement, prepared under GAAP, consistently applied, covering Borrower's operations during the period together with an aged listing of Receivables and accounts payable. All of the foregoing shall be in form and substance satisfactory to the Bank in its sole but reasonable determination.

          (H) Provide Bank with, upon request by Bank, a Deferred Revenue schedule.

          (I) Within thirty (30) days after the last day of each quarter or as otherwise directed by the Bank in its sole discretion, Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT "B". The Borrower shall provide the Bank with all other financial information reasonably requested by the Bank from time to time, including, without limitation, periodic deferred revenue schedules. All of the foregoing shall be in form and substance satisfactory to the Bank.

          (J) Immediately notify, transfer and deliver to Bank all collections Borrower receives for Financed Receivables (and, as and when required hereunder, for all Receivables).

          (K) The Borrower shall direct each Account Debtor (and each depository institution where proceeds of Receivables are on deposit) to make payments with respect to all Receivables to a lockbox account established with the Bank ("Lockbox") or to wire transfer payments to the Bank, as and when directed by the Bank from time to time, at its option and at the sole and exclusive discretion of the Bank. Until such Lockbox can be established, the Borrower shall remit all Financed Receivables cash payments and remittances to the Bank at least weekly (at the close of business on each Friday).

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      6.4. NEGATIVE COVENANTS. Borrower will not do any of the following without
Bank's prior written consent:

          (A) Assign, transfer, sell or grant, or permit any lien or security interest in the Collateral (except for Permitted Liens).

          (B) Convey, sell, lease, transfer or otherwise dispose of the Collateral, except for (1) the sale of inventory and (2) the granting to third parties of non-exclusive licenses, so long as each of the foregoing
     (1) and (2) is upon commercially reasonable terms and conditions and occur in the ordinary course of Borrower's business as presently conducted.

          (C) Create, incur, assume, or be liable for any indebtedness (except for Permitted Indebtedness).

          (D) Directly or indirectly enter into or permit to exist any material transaction with any affiliate or subsidiary of Borrower or make any distributions to any affiliate or subsidiary, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated person. (Notwithstanding the foregoing, Borrower may make distributions or transfers to Gensym Securities Corporation).

          (E) Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act.

      6.5. FINANCIAL PERFORMANCE COVENANTS. Borrower shall maintain, to be tested as of the end of each month, an Adjusted Quick Ratio of not less than
1.50 to 1.00.

7. ADJUSTMENTS. If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like on a Financed Receivable (an "Adjustment") or if Borrower breaches any of the representations, warranties or covenants set forth in Section 6, Borrower will promptly advise Bank. Borrower will resell any rejected, returned, or recovered personal property for Bank, at Borrower's expense, and pay proceeds to Bank. While Borrower has returned goods that are Borrower property, Borrower will segregate and mark them "property of Silicon Valley Bank." Bank has a security interest in the Financed Receivables and until receipt of payment, has the right to take possession of any rejected, returned, or recovered personal property.

8. SECURITY INTEREST. Borrower grants to Bank a continuing security interest in all presently and later acquired Collateral to secure the Obligations. Any security interest will be a first priority security interest in the Collateral.

9.   EVENTS OF DEFAULT. Any one or more of the following is an Event of Default.

          (A) Borrower fails to pay any amount owed to Bank when due;

          (B) Borrower files or has filed against it any Insolvency Proceedings or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;

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          (C) Borrower becomes insolvent or is generally not paying its debts as they become due or is left with unreasonably small capital;

          (D) The service of process upon Bank seeking to attach, by mesne or trustee process any funds of Borrower on deposit with Bank.

          (E) Any involuntary lien (except for Permitted Liens), garnishment, attachment attaches to the Financed Receivables or any Collateral;

          (F) Borrower breaches any covenant, agreement, warranty, or representation and does not cure it to Bank's satisfaction within ten (10) days; but a breach that cannot be cured it is an immediate Event of Default;

          (G) Borrower is in default (continuing beyond any applicable grace or cure period) under any document, instrument or agreement evidencing any debt, obligation or liability in favor of Bank regardless of whether the debt, obligation or liability is direct or indirect, primary or secondary, or fixed or contingent;

          (H) An event of default occurs under any guaranty of the Obligations or any material provision of any guaranty is not valid or enforceable or a guaranty is repudiated or terminated;

          (I) A material default or Event of Default occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank;

          (J) Any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement; or

          (K) Any of the following occurs: (i) A material impairment in the perfection or priority of the Bank's security interest in the Collateral;
     (ii) a material adverse change in the business, operations, or conditions (financial or otherwise) of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Advances.

10.  REMEDIES.

      10.1. REMEDIES UPON DEFAULT. When an Event of Default occurs, (1) Bank may stop financing Receivables or extending credit to Borrower; (2) at Bank's option and on demand, all or a portion of the Obligations (or, for to an Event of Default described in Section 9(B), automatically and without demand) are due and payable in full; (3) the Bank may apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; and (4) Bank may exercise all rights and remedies under this Agreement and the law, including those of a secured party under the Code, power of attorney rights in Section 5 for the Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and Collateral in any commercial manner. Borrower agrees that any notice of sale required to be given to Borrower is deemed given if at least ten (10) days before the sale may be held.

      10.2. DEMAND WAIVER. Except as expressly provided in this Agreement, the Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

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      10.3. DEFAULT RATE. While any Event of Default exists, all Advances hereunder shall bear interest at the Applicable Rate plus five percent (5%) per annum until the earliest of (a) payment of all Obligations in good funds or (b) the Event of Default is cured in the sole and exclusive determination of the Bank, or (c) entry of a final judgment when the principal amount of any money judgment will accrue interest at the highest rate allowed by law.

11. FEES, COSTS AND EXPENSES. The Borrower will pay on demand all fees, costs and expenses (including attorneys' and professionals fees with costs and expenses) that Bank incurs from: (a) preparing, negotiating, administering, and enforcing this Agreement or related agreement, including any amendments, waivers or consents, (b) any litigation or dispute relating to the Financed Receivables, the Collateral, this Agreement or any other agreement, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or other Collateral, (e) collecting the Financed Receivables and the Obligations, and (f) any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor, or any Guarantor.

12. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. This Agreement shall be construed, governed, and enforced pursuant to the laws (without regard to conflict of law principles) of The Commonwealth of Massachusetts. Borrower and Bank each submits to the exclusive jurisdiction of the State and Federal courts in Suffolk County, Massachusetts.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13. NOTICES. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses listed at the beginning of this Agreement. A party may change notice address by written notice to the other party.

14.  GENERAL PROVISIONS.

        14.1. SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank may, without the consent of or notice to Borrower, sell, transfer, or grant participation in any part of Bank's obligations, rights or benefits under this Agreement.

        14.2. INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Bank from or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

        14.3. RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE

BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      14.4. TIME OF ESSENCE. Time is of the essence for performance of all obligations in this Agreement.

      14.5. SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

      14.6. AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

      14.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

      14.8. SURVIVAL. All covenants, representations and warranties made in this Agreement continue in force while any Financed Receivable amount remains outstanding. Borrower's indemnification obligations survive until all statutes of limitations for actions that may be brought against Bank have run.

      14.9. CONFIDENTIALITY. Bank will use the same degree of care handling Borrower's confidential information that it uses for its own confidential information, but may disclose information, subject to these confidentiality provisions: (i) to its subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as reasonably required to exercise the remedies under this Agreement. Confidential information does not include information that is either: (a) in the public domain or in Bank's possession when disclosed, or becomes part of the public domain after disclosure to Bank; or (b) disclosed to Bank by a third party, if Bank reasonably does not know that the third party is prohibited from disclosing the information.

      14.10. OTHER AGREEMENTS. This Agreement shall not be construed to adversely affect Banks rights under any other document or agreement. Additionally, a default by Borrower under this Agreement is a default under agreements between Borrower and Bank.

     EXECUTED under seal as of the date first written above.

GENSYM CORPORATION


By
   -----------------------------------------

Title
      --------------------------------------


SILICON VALLEY BANK


By
   -----------------------------------------

Title
      --------------------------------------

                                    EXHIBIT A
                                    ---------

     The Collateral consists of all right, title and interest of Borrower in and to the following:

     All goods, equipment, inventory, contract rights, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit, investment property, and financial assets, whether now owned or hereafter acquired, wherever located; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     Notwithstanding anything to the contrary above, in any event, the Collateral does not include any Intellectual Property. As used herein, "Intellectual Property" means:

     1.   Any and all Copyrights;
     2. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
     3. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;
     4. All Mask Works or similar rights available for the protection of semiconductor chips;
     5.   All Patents;
     6.   Any Trademarks;
     7. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
     8. All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works; and
     9. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and
     10. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
     11. "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.
     12. "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;
     13. "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
     14. "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing intellectual property. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law or prohibited by the terms of such license or contract (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained), or (ii) that such rights are nonassignable by their terms (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained).nsor or other party (but only to the extent such consent has not been obtained).

                                                                     EXHIBIT "B"


                              SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                             Compliance Certificate


I, as authorized officer of GENSYM CORPORATION a Delaware corporation, ("Borrower") certify under the Accounts Receivable Financing Agreement (the "Agreement") between Borrower and Silicon Valley Bank ("Bank") as follows.

BORROWER REPRESENTS AND WARRANTS FOR EACH FINANCED RECEIVABLE:

     To Borrower's knowledge, it is the owner with legal right to sell, transfer and assign it;

     To Borrower's knowledge, the correct amount is on the Invoice Transmittal and is not disputed;

     Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

     It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

     To Borrower's knowledge, there are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

     Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

     ADDITIONALLY, BORROWER REPRESENTS AND WARRANTS AS FOLLOWS:

     Borrower has not filed or had filed against it proceedings and does not anticipate any filing;

     Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

     No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

     Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any material agreement to which or by which it is bound.

     Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

     Borrower is in compliance with the Finance Performance Covenant set forth in Section 6.5 of the Agreement, for the applicable quarter last ended.

     All representations and warranties in the Agreement are true and correct in all material respects on this date.

Sincerely,

------------------------------------
Signature


------------------------------------
Title


------------------------------------
Date